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                             CONTRIBUTION AGREEMENT

        AGREEMENT (this "Agreement") made as of this 2nd day of October 2003 by and among FIREHOUSE REALTY CORP., a Pennsylvania corporation ("Firehouse"), REED DEVELOPMENT ASSOCIATES, INC., a Pennsylvania corporation ("Reed"), SOUTH RIVER VIEW PLAZA, INC., a Pennsylvania corporation ("South"), RIVER VIEW DEVELOPMENT CORP., a Pennsylvania corporation ("Development"), RIVERVIEW COMMONS, INC., a Pennsylvania corporation ("Commons"; and together with Firehouse, Reed, South and Development, the "Owners", or each individually, an "Owner") and CSC-RIVERVIEW LLC ("Cedar").

                               W I T N E S S E T H

        WHEREAS, the Owners and Cedar desire to form a Pennsylvania limited partnership (the "Partnership");

        WHEREAS, the Owners are the owners in fee of the Fee Property (as hereinafter defined) and the owners of a leasehold estate in the Leasehold Property (as hereinafter defined);

        WHEREAS, the Owners desire to contribute the Property (as hereinafter defined) to the Partnership, in exchange for preferred interests in and to the Partnership; and

        WHEREAS, Cedar desires to contribute the Initial Funding Amount (as hereinafter defined) to the Partnership in exchange for common interests in and to the Partnership.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                              Issuance of Interests

        1.1 Interests. The Owners and Cedar hereby agree to form the Partnership, to contribute the Property and the Initial Funding Amount to the Partnership and to cause the Partnership to issue interests in and to the Partnership to Owners and Cedar (and to an affiliate of Cedar) so that said formation, contribution and issuance (collectively, the "Contribution") will result in:

                A. Said affiliate of Cedar becoming the general partner of the Partnership, owning one percent (1%) of the common interests in and to the Partnership ("Cedar GP Interests");

                B. Cedar becoming a limited partner of the Partnership, owning ninety-nine percent (99%) of the common interests in and to the Partnership ("Cedar LP Interests" and, together with Cedar GP Interests, the "Interests"); and

                C. The Owners becoming limited preferred partners of the Partnership, owning a preferred interest (the "Preferred Interest").

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        1.2     Permitted Exceptions. Upon the Contribution, the Property shall be subject only to those matters set forth on EXHIBIT A annexed hereto (collectively, the "Permitted Exceptions").

        1.3     Other Agreement.

        The parties acknowledge that, pursuant to the terms of that certain Recapitalization Agreement (the "Other Agreement"), among Delaware 1851 Associates, LP, Indenture of Trust of Bart Blatstein dated as of June 9, 1998 ("1998 Trust"), Irrevocable Indenture of Trust of Barton Blatstein dated July 13, 1999 ("1999 Trust"; and together with 1998 Trust, "Original LPs"), Welsh-Square, Inc. ("WSI"; and together with Original LPs, the "Other Agreement Owners"), and CSC-Columbus LLC (the "Other Agreement Buyer"), the Other Agreement Owners have agreed to consummate the transaction as more particularly described in the Other Agreement (the closing of such transaction, the "Other Agreement Closing"). Notwithstanding anything to the contrary contained herein or in the Other Agreement, the Closing under this Agreement is specifically contingent, as set forth in Sections 7.2.1(L) and 7.2.2(C) hereof, upon the Other Agreement Closing (which shall include, without limitation, the making of the loan contemplated by the Other Agreement (the "Other Agreement Owners Loan")). It is expressly understood and agreed that the Closing and the Other Agreement Closing shall occur simultaneously and that, if the Other Agreement is terminated in accordance with its terms, then this Agreement shall similarly terminate and, in connection with any such termination, if (i) the Other Agreement Owners are entitled to the downpayment under the Other Agreement in connection with such termination, then, in such case, the Owners shall be entitled to the Downpayment in connection with such a termination under this Agreement, and (ii) the Other Agreement Buyer is entitled to a refund of the downpayment under the Other Agreement in connection with such termination, then, in such case, Cedar shall be entitled to a refund of the Downpayment. A default by the Other Agreement Owners under the Other Agreement shall be deemed to be a default by Owners under this Agreement and a default by the Other Agreement Buyer under the Other Agreement shall be deemed to be a default by Cedar under this Agreement.

                                   ARTICLE II
                             Initial Funding Amount

        2.1 Initial Funding Amount. In consideration for (i) the contribution by the Owners of the Property to the Partnership, and (ii) the issuance of the Interests to Cedar, Cedar shall (i) loan to Owners an amount equal to Twenty Six Million Seven Hundred Forty-Three Thousand ($26,743,000.00) Dollars (the "Owners Loan"), on a nonrecourse basis, secured by the Preferred Interest, and (ii) contribute to the Partnership an initial capital amount equal to the sum of all legal fees, title insurance premiums and other closing costs to be paid by Cedar in connection with the Closing (as hereinafter defined), as the same may be adjusted pursuant to the terms of this Agreement (the "Initial Capital Amount"). The Owners Loan and the Initial Capital Amount are sometimes collectively referred to herein as the "Initial Funding Amount".

        2.2 Property Contribution. In consideration for (i) the issuance of the Preferred Interest to the Owners, (ii) the making by Cedar of the Owners Loan, and (iii) the contribution by Cedar of the Initial Capital Amount to the Partnership, Owners shall contribute to the Partnership

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(a) their fee interest in certain real property located at 1100, 1300 and 1400
South Christopher Columbus Boulevard, Philadelphia, Pennsylvania and 1401 South Water Street, Philadelphia, Pennsylvania (also collectively known as Riverview Shopping Center) all as more particularly described on EXHIBIT B annexed hereto together with all improvements located thereon, subject only to the Permitted Exceptions (the "Fee Property") and (b) their right, title and interest in (A) that certain Lease dated October 16, 1991 by and between Interstate Land Management Corporation ("Interstate") and Commons, as amended by that certain First Amendment to Lease dated June 24, 1992 (as so amended, "Parking Lease I"), with respect to the premises particularly described on EXHIBIT B-1 annexed hereto, (B) that certain Lease dated June 24, 1992 by and between Interstate and Commons, as amended by that certain First Amendment to Lease dated February 10, 1993 (as so amended, "Parking Lease II"), with respect to the premises particularly described on EXHIBIT B-2 annexed hereto (the leased property described on EXHIBIT B-1 and EXHIBIT B-2 together with all improvements located thereon, collectively, the "Leasehold Property"), (C) the Personal Property (as that term is hereinafter defined), (D) the Leases (as that term is hereinafter defined), (E) all easements and rights appurtenant to the Fee Property and/or the Leasehold Property, if any, (F) to the extent assignable, the Permits (as that term is hereinafter defined), other than that certain liquor license, LID No. 47678 owned by Reed (the "Liquor License"), (G) and all Records and Plans (as that term is hereinafter defined) in the Owners' possession or control. The Fee Property, together with the foregoing items (A) through (G), are hereinafter referred to collectively as, the "Property".

        2.3 Method of Payment. The Initial Funding Amount shall be disbursed as follows: simultaneously with the execution and delivery of this Agreement, Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Downpayment") by wire transfer of immediately available federal funds to the account of Escrow Agent (as hereinafter defined) in accordance with the wire instructions set forth on EXHIBIT C annexed hereto, to be held in escrow pursuant to the provisions of Article IX hereof, and (b) at the closing of the transactions contemplated hereby (the "Closing"), the balance of the Owners Loan in the sum of Twenty Six Million Two Hundred Forty-Three Thousand ($26,243,000.00) Dollars, subject to a credit to Cedar for the interest earned on the Downpayment and subject to other apportionments and other adjustments required to be made pursuant to this Agreement (the "Balance of the Initial Funding Amount") by wire transfer of immediately available federal funds to the bank account, designated in writing by the Owners prior to Closing. Except as otherwise expressly provided in this Agreement, the Downpayment shall be fully non-refundable.

        2.4 Downpayment. The party or parties hereunder that shall be entitled to receive the Downpayment shall receive all interest that shall have accrued thereon; provided, however, that if the Closing shall occur, the amount of any interest earned on the Downpayment shall be credited in favor of Cedar against the Balance of the Initial Funding Amount. The Downpayment, together with all interest thereon, shall be held by Escrow Agent in accordance with
Article IX hereof.

                                   ARTICLE III
                                   Disclaimer

        3.1 Disclaimer of Warranties. Cedar is acquiring the Interests with the Property being "AS IS" with all faults and defects. Except as specifically stated in this Agreement, the Owners

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hereby specifically disclaim any representation or warranty, oral or written, including, but not limited to, those concerning (i) the nature and condition of the Property, (ii) the manner, construction, condition and state of repair or lack of repair of any improvements located on the Property, (iii) the compliance of the Property or its operation with any laws, rules, ordinances, or regulations of any government or other body, it being specifically understood that Cedar has had the full opportunity to determine for itself the condition of the Property, and (iv) the income and expenses of the Property. The issuance of the Interests as provided for herein is made with the understanding that Cedar has inspected the Property, is aware of the condition thereof, and has apprised itself of all information with respect to the Property and that, except as otherwise provided herein, the issuance is made with the Property in an "as is" condition. Cedar expressly acknowledges that in consideration of the agreements of the Owners herein, except as otherwise specified herein, THE OWNERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY DECLARATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, THE INTERESTS, ANY IMPROVEMENTS, THE PERSONALTY OR SOIL CONDITIONS. The Owners are not liable or bound in any manner by expressed or implied warranties, guarantees, promises, statements, representations or information pertaining to the Interests or the Property made or furnished by any real estate broker, agent, employee, servant or other Person (as hereinafter defined) representing or purporting to represent the Owners unless such representations are expressly and specifically set forth herein. For purposes of this Agreement, the term "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

                                   ARTICLE IV
                    The Owners' Representations and Covenants

        4.1     The Owners jointly and severally represent as follows:

                A. Firehouse is a corporation duly organized and validly existing under and by virtue of the laws of the Commonwealth of Pennsylvania and is in good standing in the Commonwealth of Pennsylvania. Firehouse has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Annexed hereto as EXHIBIT D is a true, correct and complete copy of the Certificate of Incorporation of Firehouse, which Certificate of Incorporation has not been amended or modified. The sole asset of Firehouse is Firehouse's interest in the Property.

                B. Reed is a corporation duly organized and validly existing under and by virtue of the laws of the Commonwealth of Pennsylvania and is in good standing in the Commonwealth of Pennsylvania. Reed has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Annexed hereto as EXHIBIT E is a true, correct and complete copy of the Certificate of Incorporation of Reed, which Certificate of Incorporation has not been amended or modified. The sole asset of Reed is the Liquor License and Reed's interest in the Property.

                C. South is a corporation duly organized and validly existing under and by virtue of the laws of the Commonwealth of Pennsylvania and is in good standing in the

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Commonwealth of Pennsylvania. South has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Annexed hereto as EXHIBIT F is a true, correct and complete copy of the Certificate of Incorporation of South, which Certificate of Incorporation has not been amended or modified. The sole asset of South is South's interest in the Property.

                D. Development is a corporation duly organized and validly existing under and by virtue of the laws of the Commonwealth of Pennsylvania and is in good standing in the Commonwealth of Pennsylvania. Development has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Annexed hereto as EXHIBIT G is a true, correct and complete copy of the Certificate of Incorporation of Development, which Certificate of Incorporation has not been amended or modified. The sole asset of Development is Development's interest in the Property.

                E. Commons is a corporation duly organized and validly existing under and by virtue of the laws of the Commonwealth of Pennsylvania and is in good standing in the Commonwealth of Pennsylvania. Commons has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Annexed hereto as EXHIBIT H is a true, correct and complete copy of the Certificate of Incorporation of Commons, which Certificate of Incorporation has not been amended or modified. The sole asset of Commons is Commons' interest in the Property.

                F. The Owners are the owner in fee of the Fee Property, subject only at Closing to the Permitted Exceptions. Commons is the owner of a leasehold estate in the Leased Property.

                G. This Agreement (i) has been duly authorized, executed and delivered by the Owners and no other proceedings on the part of the Owners are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, and (ii) is the legal, valid and binding obligation of the Owners enforceable against the Owners in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally).

                H. The execution, delivery, observance and performance by the Owners of this Agreement and the transactions contemplated hereby will not
(i) result in any violation of the organizational documents of any of the Owners, (ii) violate any material contractual provision, law, statute, ordinance, rule, regulation, judgment, decree or order applicable to any of the Owners, (iii) conflict with, or cause a breach of, or a default under, or result in a termination, modification, or acceleration of, any material obligation of any of the Owners.

                I. The Property is encumbered by a first mortgage (the "Mortgage") securing a loan in the original principal amount of Twenty-Four Million and 00/100 Dollars ($24,000,000) (the "Mortgage Loan"), made by First Union National Bank of North Carolina ("Mortgagee")to the Owners on March 25, 1997 assigned to State Street Bank and Trust Co. A true, correct and complete schedule of the documents evidencing the Mortgage Loan (the "Mortgage Loan Documents") is annexed hereto as EXHIBIT I. True, accurate and complete copies of the Mortgage Loan Documents in all material respects have been delivered to Cedar.

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The Mortgage Loan Documents are in full force and effect and have not been amended. As of the date hereof, no default exists under any of the Mortgage Loan Documents. The outstanding principal balance of the Mortgage Loan as of the date hereof is Twenty Two Million Four Hundred Eighteen Thousand Eight Hundred Eighty Four ($22,418,884.00) Dollars. The portion of the November 2003 payment under the Mortgage Loan Documents that will be applied in reduction of the outstanding principal balance of the Mortgage Loan is Twenty Nine Thousand Two Hundred Eighty Two ($29,282.00) Dollars. There is no prepayment penalty or other fee payable in connection with a voluntary prepayment of the Mortgage Loan other than a prepayment fee (the "Prepayment Fee") in an amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of the Mortgage Loan and (ii) the positive excess of (1) the present value, as of the date of such prepayment, of all future installments of principal and interest due under the Mortgage Loan Documents absent any such prepayment including the principal amount due at maturity, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index (as defined in the Mortgage Loan Documents) published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Mortgage Loan, over (2) the then outstanding principal balance hereof immediately before such prepayment (as more fully set forth in the Mortgage Loan Documents). Upon the payment of the Prepayment Fee, the Mortgage Loan may be freely pre-paid and the Mortgage discharged.

                J. The Property is not subject to any mortgages, liens or encumbrances other than (i) the Mortgage Loan, (ii) the Permitted Exceptions (upon Closing), and (iii) that certain mortgage made to Fleet Bank, dated Sept 2, 2002, in connection with a line of credit made by Fleet Bank, which such mortgage is freely terminable and shall be discharged by the Owners, at their sole cost and expense, at or prior to the Closing.

                K. No consent, approval, waiver, license, authorization or declaration of, or filing or registration with, any Person is or will be required in connection with the execution, delivery and performance of this Agreement by the Owners.

                L. There are no material contracts or agreements, written or oral, which affect the Property, except those described either in this Agreement or set forth in Exhibits to this Agreement.

                M. There are no takings, condemnations, betterments, assessments, actions, suits, arbitrations, claims, attachments, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, actual or proposed, pending or, to the best of the Owners' knowledge, threatened against the Property or the Owners except for claims covered under applicable insurance policies.

                N. No tax certiorari proceeds with respect to the Property are presently pending or remain outstanding, other than that certain Real Estate Market Value Appeal for Tax Year 2004, dated September 24, 2003, filed on September 24, 2003, alleging overvaluation of the portion of the Property owned by Firehouse with respect to the Property to be properly reflected in Board of Revision of Taxes Notice of Proposed Changes in Market Value for Real Estate Taxes in 2004, dated August 1, 2003.

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

                O. True, correct and complete copies (in all material respects) of the leases, licenses or other occupancy agreements affecting the Property (collectively, the "Leases") and subleases affecting the Property (collectively, the "Subleases") have been delivered to Cedar. The information set forth on EXHIBIT J annexed hereto (the "Schedule of Leases") is true, complete and correct in all material respects, and the Leases and the Subleases are in full force and effect and have not been amended, except as set forth in the Schedule of Leases. The Schedule of Leases sets forth the amount of all security deposits (plus accrued interest thereon, if any, required to be paid to the respective tenants under the Leases (the "Tenants")) made by Tenants under the Leases and held by or on behalf of the landlord thereunder. The rent roll (the "Rent Roll") annexed hereto as EXHIBIT K is true, correct and complete in all material respects based upon the current operation of the Property and the rents set forth on the Rent Roll are the rents currently being collected. All of the landlord's obligations under the Leases which the landlord is obligated to perform in all material respects prior to the Closing have or will have been performed.

                P.      Except as set forth on the Schedule of Leases:

                        (a) (there are no Leases or Subleases and no Person, other than the Owners, the Tenants and subtenants under the Subleases (the "Subtenants"), has any right of possession of the Property;

                        (b) there are no unsatisfied "Take-Over" space obligations or "Take-Back" space obligations ("Take-Over" space obligations mean rent obligations of the Tenant in other buildings assumed by the landlord, and "Take-Back" space obligations mean obligations imposed upon the landlord to sublet or otherwise be responsible for the obligations of a Tenant under a Lease);

                        (c) To the Owners' knowledge there are no disputes with Tenants as to the amount of their rental obligations;

                        (d) the rents set forth on the Rent Roll were actually collected for the month of September, 2003;

                        (e)     there are no arrearages under any of the Leases;

                        (f) no Tenant or Subtenant has any option to purchase the Property;

                        (g) none of the Owners has received from any Tenant any written notice claiming any material default by the landlord under its Lease which has not been complied with, and none of the Owners has delivered to Tenant any written notice claiming a default by Tenant under a Lease which has not been complied with, and, to the best knowledge of the Owners, there are no circumstances which, after notice and the expiration of any applicable grace period, would constitute a default by either the landlord or any Tenant under the Leases in any material respect;

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                        (h)     no Tenant has any right of first offer, right of
                                first refusal, option or other preferential right to expand its premises; and

                        (i) no Tenant has asserted offsets or claims against, or has any defense to, rental payable or obligations under the Leases.

                Q. No guarantor of any of the Leases has been released or discharged voluntarily (or, to the best of the Owners' knowledge either involuntarily or by operation of law) from any obligation related to the Lease. All of the improvements to be constructed by the landlord, if any, contemplated under the Leases or as required therein and in all collateral agreements and plans and specifications respecting same have been completed as so required in all material respects, and any fees, costs, allowances, advances or other expenses to be paid by the landlord for tenant improvements or tenant finish work have been paid in full. None of the rentals due or to become due under the Leases has been or will be, at the closing, assigned, encumbered or subject to any liens.

                R. There are no management, service, supply, equipment rental, and similar agreements affecting the Property, and there are no month-to-month service arrangements on expired or automatic renewable contracts (collectively, the "Service Contracts") which will bind the Property, the Partnership, Cedar or the Owners after the Closing.

                S. All federal, state and local tax returns required to be filed by the Owners have been timely, duly and accurately completed and filed, and all federal, state and local taxes required to be paid by the Owners have been paid in full in connection with all filed returns.

                T. The Owners have no material liabilities or obligations of any nature, other than in the ordinary course of business (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for the Mortgage Loan. Except in connection with the Mortgage Loan, the interests of the Owners in the Property have not been pledged or transferred.

                U. Other than as contemplated by this Agreement, there are no outstanding options to purchase, rights of first offer, rights of first refusal, warrants, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character, absolute or contingent, to acquire all, or any portion of, the Property or the Interests.

                V. As of the date hereof, none of the Owners has entered into any brokerage agreements or lease commission agreements, other that certain listing agreement between Reed and Seligsohn, Soens, Hess, dated as of May 1, 2003 (the "Seligsohn Agreement"). No leasing commission is now or will hereafter become due or owing in connection with any of the Leases, including, without limitation, pursuant to the Seligsohn Agreement, or in connection with any renewals or extensions of the term of any of the Leases, other than any commissions incurred, between the date of this Agreement and Closing, pursuant to Cedar's prior written consent, in connection with new Lease executed (with the prior written consent of Cedar) during the period between the date of this Agreement and the Closing. Any commissions incurred resulting from a new Lease so approved by Cedar and executed, shall be paid by Cedar.

                W. The Personal Property (as hereinafter defined) has not been assigned or conveyed to any other party (other than as security for the Mortgage Loan). For purposes of this

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Agreement, the term "Personal Property" shall mean all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by the Owners and attached to, appurtenant to, located in or used in connection with the operation of the Property, other than the Liquor License.

                X. The Owners have received no written notice of any violation or any alleged violation of any Environmental Laws has been issued or given by any Governmental Authority (as hereinafter defined) which remains uncured. For purposes of this Agreement, the term "Hazardous Materials" shall mean (a) any toxic substance, hazardous waste, hazardous substance or related hazardous material; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of presently existing federal, state or local safety guidelines, whichever are more stringent; and (c) any substance, material or chemical which is defined as or included in the definition of "hazardous substances", "toxic substances", "hazardous materials", "hazardous wastes" or words of similar import under any federal, state or local statute, law, code, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section9061, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section6901, et seq.; and the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section1251, et seq., as any of the foregoing may be amended from time to time, and any other federal, state and local laws and regulations, codes, statutes, orders, decrees, guidance documents, judgments or injunctions, now or hereafter issued, promulgated, approved or entered thereunder, relating to pollution, contamination or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. For purposes of this Agreement, the term "Governmental Authority" shall mean the United States government, any state, regional, local or any other political subdivision of any of the foregoing, and any agency, department, commission, board, court bureau or instrumentality of any of them having jurisdiction over the Property or any of the Owners.

                Y. The Owners have delivered to Cedar a true, correct and complete copy of the Phase I Environmental Report, dated as of September 27, 2001, prepared by IVI Environmental, Inc., as updated by that certain Phase I Environmental Site Assessment dated as of August 8, 2003, prepared by IVI Environmental, Inc. directly for Cedar.

                Z.      [intentionally omitted]

                AA.     There are, and at the Closing there will be, no
employees and no employment contracts, operating agreements, management contracts, listing agreements, consulting agreements, union contracts, labor agreements, pension plans, profit sharing plans or employee benefit plans which relate to any of the Owners or the Property (collectively, "Operating Agreements"), other than the Seligsohn Agreement. True, correct and complete copies of the Selligs Agreement has been delivered to Cedar. Neither the Owners, nor to the Owners' best knowledge, any other party is in default with respect to any of its obligations or liabilities pertaining to the Seligsohn Agreement. There are, and at Closing will be, no unpaid fees or commissions owing with respect to the Property, other than any fees incurred, between the date of this Agreement and Closing, pursuant to Cedar's prior written consent, in connection with new Lease executed (with the prior written consent of Cedar) during the period between the date of this Agreement and the Closing. Any fees incurred resulting from a new Lease so approved by Cedar and executed, shall be paid by Cedar.

                BB.     The Owners maintain insurance with respect to the
Property as set forth on EXHIBIT L annexed hereto. True, correct, and complete copies of these policies have been delivered to Cedar and are in full force and effect. True, correct, and complete copies of all policies of liability insurance held in connection with the Property during the Owners' tenure of ownership of the Property have been delivered by the Owners to Cedar. None of the Owners has received any written notice from any insurance company which has issued a policy with respect to the Property or from Mortgagee requesting or requiring performance of any structural or other major repair or alteration to the Property which has not been complied with.

                CC.     None of the Owners is a "foreign person" as defined
pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

                DD.     All Records and Plans in the possession or control of
the Owners have been made available to Cedar. For purposes of this Agreement the term "Records and Plans" shall mean all of the following items which are in the possession of or under the control of the Owners: (A) all accounting, tax, financial, and other books and records (including tax returns) maintained in connection with the renovation, construction, use, maintenance, repair, leasing and operation of the Property and the formation, existence and operation of the Owners, (B) all building plans and specifications (including "as-built" drawings) with respect to the improvements and (C) all structural reviews, architectural drawings and engineering, soil, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Property. Records and Plans also means such additional books, records, plans, specifications, reports, studies and other documents maintained or prepared after the date of this Agreement. Except as expressly provided herein, no representations are given regarding the accuracy or completeness of the Records and Plans.

                EE.     A true, correct and complete schedule in all material
respects of the lease documents evidencing the Owners leasehold estate in the Leasehold Property (the "Leasehold Documents") is annexed hereto as EXHIBIT M. True, accurate and complete copies of the Leasehold Documents have been delivered to Cedar. The Leasehold Documents are in full force and effect and have not been amended, except as set forth on EXHIBIT M. As of the date hereof, no default exists under any of the Leasehold Documents and, to the knowledge of the Owners, no condition exists which, with the giving of notice or the passage of time would give rise to a default under any of the Leasehold Documents. The Owners know of no reason why Interstate would not agree to execute and deliver the Parking Lease Memoranda (as that term is hereinafter defined), it being understood that the Owners have not yet engaged in dialogue with Intrastate in connection with the Parking Lease Memoranda,

        The representations and warranties made in this Section 4.1 shall survive the Closing shall survive the Closing and remain in full force and effect for a period of four (4) months after the date of the Closing. The Owners shall have no liability to Cedar in respect of said representations and warranties unless Cedar shall have delivered to the Owners, within such four (4) month period, a claim specifying the alleged breach of any one or more of such representations, in which case the Owner's liability shall survive with respect to the matters alleged in such claim until resolution thereof. For purposes of this Agreement the term "material" shall mean (unless the context clearly indicates otherwise) any fact or condition, the presence or absence of which, has or could have a significant adverse effect on the financial condition or value of the Property or the continued use and enjoyment thereof.

        4.2     Cedar represents as follows:

                A. Cedar is a limited liability company duly organized and validly existing under and by virtue of the laws of the State of Delaware and is in good standing in the State of Delaware. Cedar has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

                B. This Agreement (i) has been duly authorized, executed and delivered by Cedar and no other proceedings on the part of Cedar are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, and (ii) is the legal, valid and binding obligation of Cedar enforceable against Cedar in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally).

                C. The execution, delivery, observance and performance by Cedar of this Agreement and the transactions contemplated hereby will not (i) result in any violation of the organizational documents of Cedar, (ii) violate any contractual provision, law, statute, ordinance, rule, regulation, judgment, decree or order applicable to Cedar, (iii) conflict with, or cause a breach of, or a default under, or result in a termination, modification, or acceleration of, any obligation of Cedar, or (iv) permit any other party to terminate or modify any agreement or instrument to which Cedar is a party or by which any of them is bound.

        4.3     The Owners hereby covenant and agree with Cedar as follows:

                A. At all times up to the Closing Date, the Owners shall maintain or cause to be maintained insurance upon the Property in the same coverages and amounts as the insurance policies on the Property on the date hereof.

                B. At all times up to the Closing Date, the Owners shall operate and maintain the Property in substantially the same manner as it is now operated and maintained, and the Owners shall use reasonable efforts to maintain the physical condition of the Property in its current condition, reasonable and ordinary wear and tear and damage by fire and casualty excepted.

                C. The Owners shall neither transfer nor remove any Personal Property (other than the Liquor License) or fixtures from the Property subsequent to the date hereof, unless the same are no longer needed for the maintenance and operation of the Property or except for purposes of replacement thereof, in which case such replacements shall be promptly installed prior to Closing and shall be comparable in quality to the items being replaced.

                D. The Owners shall not without the prior written consent of Cedar, which consent may be granted or withheld in Cedar's sole discretion, to (i) enter into any Lease nor modify, renew, extend, replace, terminate or otherwise change any of the terms, conditions or covenants of any existing Lease, or (ii) consent to any Sublease or any modification, renewal, replacement, termination or other change of any of the terms, conditions or covenants of any existing Sublease.

                E. The Owners shall not enter into any new Service Contract after the date hereof without the prior written consent of Cedar, which consent may be granted or withheld in Cedar's sole discretion.

                F. The Owners shall not enter into any Operating Agreement after the date hereof without the prior written consent of Cedar, which consent may be granted or withheld in Cedar's sole discretion.

                G. The Owners shall not amend or modify any Permits with respect to the Property and shall keep in full force and effect and/or renew all Permits. For purposes of this Agreement, the term "Permits" shall mean all approvals, consents, registrations, franchises, permits, licenses, variances, certificates of occupancy and other authorizations with regard to zoning, landmark, ecological, environmental, air quality, subdivision, planning, building or land use required by any Governmental Authority for the construction, lawful occupancy and operation of the Improvements and the actual use thereof.

                H. The Owners shall timely comply with all Legal Requirements in all material respects. For purposes of this Agreement, the term "Legal Requirements" shall mean any law, statute, ordinance, order, rule, regulation, decree or other requirement of a Governmental Authority, and all conditions of any Permit.

                I. The Owners shall pay all obligations and trade creditors in the normal course of business and not defer any expenses or costs which would be paid or incurred in the normal course of business.

                J. The Owners shall not, without the written consent of Cedar, convey any interest, directly or indirectly, in the Property.

                K. The Owners shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the consent of Cedar, which consent may be granted or withheld in Cedar's sole discretion.

                L. The Owners shall not create, assume, incur or suffer to exist any lien (other than the Permitted Exceptions).

                M. The Owners shall use good faith efforts to obtain the Tenant Estoppel Certificates, the Landlord Consent, and the Landlord Estoppel (as those terms are defined in Section 7.2.1).

                N. The Owners shall not bring (or permit to be brought) any Hazardous Materials in, upon, under, over or from the Property in violation of Environmental Laws.

                O. The Owners shall not remove or dispose of (or permit to be removed or disposed of) any Hazardous Materials in, upon, under, over or from the Property in violation of Environmental Laws.

                P. The Owners shall not hereafter engage any new employees for any of the Owners or the Property.

                Q. The Owners shall make all payments as required by the Mortgage Loan.

                R. The Owners shall, at Cedar's sole cost and expense, cooperate with Cedar with regard to any financing that is arranged for by Cedar in connection with the transactions contemplated by this Agreement, and the Owners will execute all documents reasonably required pursuant to such financing, provided same do not impose cost or liability on the Owners.

                S. The Owners shall not collect any rent under any Lease more than one (1) month in advance.

                T. The Owners shall not make any material alterations to the Property.

        4.4 The Owners acknowledge that Cedar desires that a memorandum of lease be placed of record prior to the Closing with respect to each of Parking Lease I and Parking Lease II. Accordingly, the Owners covenant and agree that they shall, within five (5) days of the date hereof, contact Interstate and thereafter shall use their reasonable and good faith efforts to obtain from Interstate as soon as possible, a memorandum of lease, in form (i) suitable for recording, (ii) satisfying any applicable statutory requirements, and (iii) reasonably acceptable to Cedar, with respect to each of Parking Lease I and Parking Lease II (collectively, the "Parking Lease Memoranda"). Upon obtaining the Parking Lease Memoranda from Interstate, the Owners shall countersign such documents, shall deliver same to the Title Company to be placed of record and shall deliver a duplicate original of each to Cedar at the Closing. The Owners shall promptly deliver to Cedar copies of all correspondence sent to or received from Interstate in connection with the Parking Lease Memoranda and shall otherwise keep Cedar informed with respect to the Owners' progress with respect to obtaining the Parking Lease Memoranda from Interstate. Nothing contained in this paragraph shall be deemed to require the Owners to obtain the Parking Lease Memoranda as a condition of Closing.

                                    ARTICLE V
                                    Brokerage

        5.1 The parties agree that Michael Salove Company (the "Broker") is the broker in connection with this transaction. The Owners agree to pay any commission payable to the Broker in connection with this transaction by separate agreement. Provided the Closing occurs,

Cedar shall, at the Closing, reimburse the Owners for a portion of the fee paid to the Broker in the amount of Two Hundred Fifty Thousand ($250,000.00) Dollars.

        5.2 Cedar hereby agrees to indemnify, defend and hold the Owners harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claim that may be made against the Owners by any broker (other than the Broker), or any other person claiming a commission fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of Cedar or Cedar's representatives.

        5.3 The Owners hereby agree to jointly and severally indemnify, defend and hold Cedar harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claim that may be made against Cedar by any broker (including the Broker), or any other person, claiming a commission fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of the Owners or the Owners' representatives.

        5.4 The obligations under this Article V shall survive the Closing or a termination of this Agreement.

                                   ARTICLE VI
                             Title and Due Diligence

        6.1     Title.

                6.1.1 Title Commitment; Title Objections. The Owners have ordered and have caused to be delivered to Cedar, a title insurance report and commitment (the "Commitment") for the Title Policy (as hereinafter defined) from Legal Abstract Co., 2200 Walnut Street, Philadelphia, Pennsylvania 19103 (the "Title Company"). Upon receipt of any updates or revisions to the Commitment, Cedar shall furnish copies thereof to the Owners' attorneys. The parties acknowledge and agree that the Commitment contains certain objections to title which are not Permitted Exceptions (the "Title Objections"). If any supplement, amendment or modification of the Commitment contains any additional Title Objections not contained in the original Commitment, Cedar shall give notice to the Owners, within ten (10) days of its receipt of such supplement, amendment or modification, setting forth such additional Title Objections contained therein. In the event Cedar fails to give notice within such ten (10) days following its receipt of such supplement, amendment or modification, Cedar shall be deemed to have waived its right to object thereto.

                6.1.2 Encumbrances to Eliminate. The Owners shall be required to eliminate (a) all mortgages (other than the Mortgage), (b) unpaid water charges and assessments, (c) any other Title Objections which are in a liquidated amount and which may be satisfied by the payment of money, and (d) any other Title Objections that were contained in the original Commitment.

                6.1.3 Other Exceptions. Except as set forth in Section 6.1.2 above, the Owners shall not be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections. If the Owners fail to eliminate any and all Title Objections (other than those encumbrances set forth in Section 6.1.2 above which the Owners shall be obligated to remove), then, Cedar may elect, as its sole right and remedy, to either (i) proceed with the transactions contemplated hereby subject to such exceptions, and Cedar shall close hereunder, without reduction of the Initial Capital Amount, notwithstanding the existence of same, and the Owners shall have no obligations whatsoever after the Closing Date with respect to the Owners' failure to eliminate such exceptions, or (ii) terminate this Agreement by notice given to Owners, in which event Cedar shall be entitled to a return of, and Escrow Agent shall promptly deliver, the Downpayment to Cedar. Upon such return and delivery, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder other than pursuant to those provisions that expressly survive a termination of this Agreement.

        6.2 Liens, Judgments and Encumbrances. If, at the Closing, the Property is subject to any mortgage or mortgages, unpaid taxes, water charges and assessments, or any other liens, judgments and monetary encumbrances, the existence thereof shall not constitute a Title Objection provided that such mortgages), unpaid taxes, water charges and assessments, or any other liens, judgments and encumbrances are paid by the Owners to the Title Company and the Title Company shall omit the same from the Title Policy.

        6.3 Affidavits. If the Commitment, or any supplement, amendment or modification thereof, discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of any of the Owners, the Owners shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against the Owners in order to induce the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns. In addition, the Owners shall deliver to the Title Company an affidavit required to cause the Title Company to issue a non-imputation endorsement to the Title Policy and all other affidavits customarily required of sellers of property similar to the Property.

        6.4 Violations. Notwithstanding anything to the contrary contained herein, Owners shall cure and eliminate (and pay all related fines and penalties and any accrued interest thereon), at Owners' cost and expense, any violations assessed against the Property as of the Closing Date.

        6.5     [intentionally omitted]

        6.6     [intentionally omitted]

        6.7 Ongoing Site Visits. Cedar and its employees, agents, contractors, consultants and representatives ("Consultants") shall have reasonable access to the Property on at least one (1) Business Day's (as that term is hereinafter defined) prior notice to Owners (which notice may be delivered by telephone to Brian Friedman of Tower Investments, Inc. at (215) 467-4600), during reasonable times as mutually agreed upon by Owners and Cedar solely for the purpose of (i) inspecting the physical and structural condition of the Property and conducting non-intrusive physical inspections and tests (non-intrusive physical inspections and tests shall include, for example, taking de minimis samples of building materials), and (ii) monitoring the ongoing operations of the Property (including, without limitation, the performance by Tenants of their respective obligations under the Leases). If Cedar desires to conduct any intrusive physical inspections and tests, including a Phase II environmental inspection of the Property, Cedar shall identify in writing the procedures Cedar desires to perform and request Owner's consent. If Owners object to the inspections and tests requested by Cedar, Owners shall describe the basis for their objection to Cedar and propose to Cedar a reasonable alternative for resolving the issue giving rise to Cedar's request for intrusive physical inspections or tests. If Owners consent to the inspections and tests requested by Cedar, Cedar and Consultants shall, in performing intrusive physical inspections or tests, (a) comply with any and all statutes, laws, ordinances, rules and regulations applicable to the Property, and (b) restore the Property to the condition, in all material respects, in which the same was found before inspection or testing was undertaken, but in no event later than ten (10) Business Days after such inspection or testing occurs.

        6.8 Interviews. Cedar may communicate or conduct interviews with any Tenant without the requirement of having received the prior consent of Owners; provided, however, that with respect to any interview to be conducted at the Property, Cedar shall notify Owners (which notice may be delivered by telephone to Brian Friedman of Tower Investments, Inc. at (215) 467-4600) at least one (1) Business Day in advance of any such interview. With respect to interviews conducted at the Property, any such interview shall not unreasonably disrupt or disturb (i) the on-going operation of the Property, or (ii) the quiet possession of Tenants.

        6.9 Access to Books and Records. Cedar and the Consultants shall, on at least one (1) Business Day's prior notice to Owners (which notice may be delivered by telephone to Brian Friedman of Tower Investments, Inc. at (215) 467-4600), during reasonable times as mutually agreed upon by Owners and Cedar, have access to all books and records of with respect to the Property as Cedar reasonably requires, and Owners shall lend their reasonable assistance to Cedar and the Consultants in connection with any such examination or audit.

                                   ARTICLE VII
                                   The Closing

        7.1     Closing Date.

                7.1.1 The transaction contemplated herein shall be consummated at the Closing which shall take place at the offices of the Title Company or at such other place as shall be mutually agreed upon by the Owners and Cedar on the earlier of (i) five (5) Business Days after the receipt by Cedar Income Fund Partnership, L.P. or any related entity of the proceeds of a new public offering of common stock or shares of beneficial interest (the "Offering Receipt Date"), and (ii) October 31, 2003 (the actual date of the Closing being herein referred to as the "Closing Date").

                7.1.2 The parties acknowledge and agree that, it is a condition precedent to Cedar's obligations to consummate the transactions contemplated by this Agreement that Cedar (i) shall have received certain Tenant Estoppel Certificates, as more particularly set forth in Section 7.2.1 (B) (such condition, the "Tenant Estoppel Condition"), and (ii) shall receive at Closing the Good Standing Certificates or the Service Company Affidavits (as those terms are hereinafter defined). If the day which is five (5) Business Days after the Scheduled Receipts Date occurs prior to October 31, 2003, and, as of such date, the Tenant Estoppel Condition has not yet been fully satisfied and/or the Good Standing Certificates or the Service Company Affidavits shall not have yet been obtained by the Owners, then, in such event, the Closing shall be adjourned until October 31, 2003 (or such earlier date upon which the Tenant Estoppel Condition shall have been fully satisfied and the Good Standing Certificates or the Service Company Affidavits obtained by the Owners).

        7.2     Conditions to the Closing.

                7.2.1 Conditions Precedent to Cedar's Obligations. The Closing and Cedar's obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions and the obligations of the parties with respect to such conditions are as follows:

                A.      Title.

                        (a) Cedar shall not have exercised its rights, pursuant to Section 6.1.3 hereof, to terminate this Agreement.

                        (b) Upon payment of all premiums by the party responsible for such cost pursuant to the terms of Section 8.6 hereof, the Title Company shall be willing to issue a title insurance policy insuring in the Partnership good and marketable fee title to the Property (subject only to the Permitted Exceptions), which policy shall include a non-imputation endorsement, and otherwise be in accordance with the provisions of Article VI hereof (the "Title Policy").

                B. Tenant Estoppel Certificates. The Owners shall request, and Cedar shall have received estoppel certificates certified to the Partnership and Cedar and dated not more than thirty (30) days prior to the Closing Date ("Tenant Estoppel Certificates") duly executed by (i) each Major Tenant and (ii) such other Tenants so that Tenant Estoppel Certificates shall have been received from Tenants occupying, in the aggregate (including the space demised to Major Tenants), at least 80% of the rentable square footage of the Property (the foregoing condition, the "Estoppel Condition"). "Major Tenants" mean those Tenants set forth on EXHIBIT N annexed hereto. The Tenant Estoppel Certificates shall be substantially in the form of and upon substantially the terms set forth on EXHIBIT O annexed hereto. The Owners shall deliver the original executed Tenant Estoppel Certificates to Cedar as and when the same shall be delivered to the Owners, but in no event later than two (2) Business Days prior to the Closing Date. If any Tenant Estoppel Certificate shall have been modified or qualified in any fashion that, individually or in connection with other Tenant Estoppel Certificates, reveals facts, conditions or circumstances which result or may result in a material adverse change in the financial condition of the Property, or are inconsistent in any material respect with the representations of the Owners set forth in Section 4.1 above, then Cedar may disapprove the same (such disapproved Tenant Estoppel Certificates, the "Unacceptable Certificates") by notice delivered to the Owners promptly following Cedar's receipt of such Unacceptable Certificate, and, for purposes of establishing whether the Estoppel Condition has been satisfied, any Unacceptable Certificates shall be deemed not to have been received.

                C.      [intentionally omitted]

                D. Landlord Consent. Cedar shall have received a consent duly executed by Interstate (the "Landlord Consent"), to be dated not more than ten (10) days prior to the Closing Date, authorizing Owners' contribution of the Leasehold Property, assignment of the Leasehold Documents to the Partnership, and the form of Leasehold Assignment (as hereinafter defined).

                E. Landlord Estoppel. Cedar shall have received an estoppel certificate (the "Landlord Estoppel") duly executed by Interstate to be dated not more than thirty (30) days prior to the Closing Date. The Landlord Estoppel shall certify the annual base rent and additional rent for the Leasehold Property, that the Leasehold Documents are in full force and effect, and that Interstate (i) has not delivered any notice of default under the Leasehold Documents that remains uncured, and (ii) does not have knowledge of any default under the Leasehold Documents. The Owners shall deliver the original executed Landlord Estoppel to Cedar as and when the same is received by the Owners, but in no event later than five (5) Business Days prior to the Closing Date. If the Landlord Estoppel shall reveal facts, conditions or circumstances which result or may result in a material adverse change in the financial condition of the Property, or are inconsistent in any material respect with the representations of the Owners set forth in Section 4.1 above, then Cedar may disapprove the same by notice delivered to the Owners promptly following Cedar's receipt of the Landlord Estoppel, in which case the condition set forth in this Section 7.2.1E shall be deemed not to have been satisfied.

                F. Casualty or Condemnation Event. No Material Loss shall have occurred pursuant to which Cedar shall have exercised its rights, pursuant to the provisions of Section 7.5 hereof, to termination this Agreement.

                G. Representations, Warranties and Covenants of the Owners. The Owners shall have duly performed in all material respects, each and every agreement to be performed by the Owners under this Agreement and the Owners' representations, warranties and covenants set forth in this Agreement shall be true and correct as of the Closing Date.

                H. No Material Changes. On the Closing Date, there shall have been no material adverse changes in the physical condition of the Property and there shall have been no material adverse change in the financial condition of any of the Owners.

                I. Manager Termination. Cedar shall have received a termination, in form reasonably satisfactory to Cedar (the "Manager Termination") of the management agreement, dated as of March 24, 1997, entered into with Tower Investments, Inc. ("Existing Property Manager"), duly executed by Existing Property Manager and the Owners to be dated as of the Closing Date.

                J. Release. Cedar shall have received a release (the "Release"), in form reasonably satisfactory to Cedar, duly executed by Existing Property Manager to be dated as of the Closing Date.

                K. The Owners' Deliveries. The Owners shall have delivered the items described in Section 7.3 below.

                L.      The Other Agreement. Without modifying the provisions of
Section 1.3, the transactions contemplated by the Other Agreement shall occur simultaneously with the

Closing and the proceeds of the Other Agreement Owners Loan shall have been disbursed in accordance with the terms of the Other Agreement.

        The conditions set forth in this Section 7.2.1 are solely for the benefit of Cedar and may be waived only by Cedar. Cedar shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing. The waiver by Cedar of any condition shall not relieve the Owners of any liability or obligation as respects any representation, warranty or covenant of the Owners unless Cedar shall so agree in writing. Neither the Owners nor Cedar shall act or fail to act for the purpose of permitting or causing any condition to fail (except to the extent Cedar, in its own discretion, exercises its right to disapprove or not to waive any such items or matters). The occurrence of the Closing shall constitute approval by Cedar of all matters to which Cedar has a right of approval under this Agreement and a waiver of all conditions precedent under this Agreement.

                7.2.2 Conditions Precedent to the Owners' Obligations. The Closing and the Owners' obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions and the obligations of the parties with respect to such conditions are as follows:

                A. Cedar's Deliveries. Cedar shall have delivered the items described in Section 7.4 below.

                B. Covenants of Cedar. Cedar shall have duly performed each and every agreement to be performed by Cedar under this Agreement.

                C.      The Other Agreement. Without modifying the provisions of
Section 1.3, the transactions contemplated by the Other Agreement shall occur simultaneously with the Closing and the proceeds of the Other Agreement Owners Loan shall have been disbursed in accordance with the terms thereof.

        The conditions set forth in this Section 7.2.2 are solely for the benefit of the Owners and may be waived only by the Owners. The Owners shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing. The waiver by the Owners of any condition shall not relieve Cedar of any liability or obligation as respects any covenant of Cedar unless the Owners shall so agree in writing. Neither the Owners nor Cedar shall act or fail to act for the purpose of permitting or causing any condition under this Section 7.2.2 to fail (except to the extent the Owners, in its own discretion, exercise its right not to waive any such items or matters). The occurrence of the Closing shall constitute approval by the Owners of all matters to which the Owners has a right of approval under this Agreement and a waiver of all conditions precedent under this Agreement.

        7.3 At the Closing, the Owners shall deliver or cause to be delivered each of the following items to Cedar:

                A. A special warranty deed, duly executed by the Owners and acknowledged by a notary public, conveying to the Partnership good and marketable fee simple title to the Property in form suitable for recording.

                B. A counterpart of the Agreement of Limited Partnership (the "Partnership Agreement"), in the form annexed hereto as EXHIBIT P, duly executed by the Owners, it being understood that any remaining blanks and bracketed provisions in the Partnership Agreement shall be accurately completed.

                C. Affidavits executed by each of the Owners in accordance with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended, if required.

                D. A Certificate of Good Standing of each of the Owners issued by the Secretary of State of the state of organization for each such entity, dated not more than thirty (30) days prior to the Closing, and Certificates of Good Standing of the Owners issued by the Secretaries of State of the State in which the Property is located and of the state that each of the Owners is organized, dated not more than thirty (30) days prior to the Closing ("Good Standing Certificates"). Notwithstanding the foregoing, provided the Owners shall have diligently attempted to obtain Good Standing Certificates, if same shall not have been timely issued by the Secretary of State, in lieu of the Good Standing Certificates, Owners shall deliver affidavits or certifications with respect to each entity (collectively "Service Company Affidavits") from a reputable legal information services company (i) stating that it has received oral confirmation from the Secretary of State that such entities are in good standing, and (ii) agreeing to promptly forward to Cedar the Good Standing Certificates when same are received.

                E. Requisite affidavits and consents that each of the Owners is authorized to complete the transaction contemplated by this Agreement, become a member of the Partnership owning the Preferred Interest and take all other action contemplated by this Agreement, including, without limitation, an incumbency certificate for each of the individuals executing a document on behalf of each of the Owners, and resolutions of the board of directors for each of the Owners.

                F.      The Landlord Consent.

                G.      The Tenant Estoppel Certificates.

                H.      The Landlord Estoppel.

                I.      The Manager Termination.

                J.      The Release.

                K. The Parking Lease Memoranda, provided the Owners shall have obtained same from Interstate pursuant to the provisions of Section 4.4 hereto.

                L.      The Title Policy in the form required by Section 7.2.1
(A) hereof, together with all customary affidavits required by the Title Company in connection with the issuance of the policy.

                M. The Owners shall execute and deliver to Cedar the documents evidencing and securing the Owners Loan, including, without limitation, a note, a pledge agreement and

UCC-1 financing statements (the "Owners Loan Documents") in accordance with the documents attached hereto as EXHIBIT Q.

                N. The shareholders of each of the Owners shall deliver a consent to the Owners Loan Documents.

                O. Bart Blatstein shall deliver a "bad boy" guaranty to Cedar in the form of EXHIBIT R annexed hereto.

                P. A license agreement (the "Tower License Agreement"), executed by Tower Investments, Inc., between the Partnership, as landlord and Tower Investments Inc., as tenant, for the space at the Premises presently occupied by Tower Investments, Inc., substantially in the form of EXHIBIT S annexed hereto.

                Q. A fee agreement (the "Administrative Services Agreement"), in form reasonably satisfactory to the Owners and Cedar, which shall provide for an annual fee, in the amount of Eight Thousand Seven Hundred Fifty ($8,750.00) Dollars per year, to be made by the Owners to the Cedar GP, on account of administrative services rendered by the Cedar GP, duly executed by the Owners.

                R. A certificate of the Owners, dated as of the Closing Date, certifying that all of the representations and warranties of the Owners set forth in Section 4.1 hereof are true and correct in all material respects as of the Closing Date.

                S. A counterpart duly executed by Owners of an assignment and assumption agreement, in form reasonably acceptable to the Owners and Cedar, pursuant to which the Leasehold Documents shall be assigned by the Owners to the Partnership and the Partnership shall, from and after the Closing, be bound by all of the terms of the Leasehold Documents and shall perform all of the obligations of lessee under the Leasehold Documents arising or accruing from and after the Closing Date (the "Leasehold Assignment").

                T. A counterpart duly executed by Owners of an assignment and assumption agreement, in form reasonably acceptable to the Owners and Cedar (the "Assignment of Leases"), pursuant to which the Leases and security deposits thereunder shall be assigned by the Owners to the Partnership and the Partnership shall, from and after the Closing, be bound by all of the terms of the Leases and shall perform all of the obligations of landlord under the Leases arising or accruing from and after the Closing Date.

                U. A counterpart duly executed by Owners of a bill of sale and general assignment, in form reasonably satisfactory to the Owners and Cedar, which conveys to the Partnership, all of the Owners rights, if any, in and for all Personal Property and, to the extent assignable, the Permits.

                V. In the event any Service Contract or Operating Agreement is entered into after the date hereof (and approved by Cedar pursuant to Section
4.3 hereof), a counterpart duly executed by Owners of an assignment of such agreements, in form reasonably acceptable to the Owners and Cedar (the "Omnibus Assignment"), pursuant to which such Service Contracts and/or Operating Agreements shall be assigned by the Owners to the Partnership and the

Partnership shall, from and after the Closing, be bound by all of the terms thereof and shall perform all of the obligations of owner thereunder arising or accruing from and after the Closing Date.

                W. All applicable transfer tax forms, if any, duly executed by the Owners.

                X. Such further instruments as may be necessary to record the Deed.

                Y. Notices to each of the Tenants (the "Tenant Notices"), in form reasonably satisfactory to the Owners and Cedar, duly executed by the Owners, advising the Tenants of the conveyance of the Property to the Partnership and directing the Tenants to make all payments under the Leases to Cedar, or as Cedar may direct.

                Z. The Records and Plans, in the possession or control of the Owners.

                AA.     Original counterparts of the Leases, any Service
Contract or Operating Agreement entered into after the date hereof (and approved by Cedar pursuant to Section 4.3 hereof), the Permits that shall be in the Owners' possession or control (other than those Permits that must remain at the Premises), and original counterparts of all other documents and materials in the Owners' possession or control relating to the Property, including, without limitation, all leasing and property files and keys.

                BB.     A certificate from the City of Philadelphia confirming
that there are no outstanding violations and that the present uses of the Property are in conformity with applicable zoning requirements.

                CC.     A mutual easement agreement (the "Easement"), in
substantially in the form of Exhibit U annexed hereto, between the Partnership and the fee owner of the four (4) story warehouse building located adjacent to the Property, duly executed by such fee owner and in form suitable for recording.

                DD.     An Right of First Refusal Agreement (the "Right of First
Refusal", is substantially the form of Exhibit V annexed hereto, between the Owners and the Partnership, duly executed by the Owners and in form suitable for recording.

                EE.     All documents and moneys required pursuant to the terms
of the Other Agreement to be delivered by the Other Agreement Owners at the Other Agreement Closing.

                FF.     All sums required to be paid by the Owners under this
Agreement.

        7.4 At the Closing, Cedar shall deliver or cause to be delivered each of the following items:

                A. The Balance of the Owners Loan Amount and all other sums required to be paid by Cedar under this Agreement (including the payment of the Prepayment Fee).

                B. Requisite affidavits and consents that Cedar is authorized to complete the transaction, become a member of the Partnership owning the Interests and take all other action contemplated by this Agreement.

                C. A counterpart of the Partnership Agreement, in the form annexed hereto as EXHIBIT P, duly executed by Cedar, it being understood that any remaining blanks and bracketed provisions in the Partnership Agreement shall be accurately completed.

                D. The management agreement with respect to the management of the Property, substantially in the form annexed hereto as EXHIBIT T, duly executed by Cedar, or its affiliate, on behalf of the Partnership and on behalf of the property manager.

                E. The Administrative Services Agreement, duly executed by Cedar GP.

                F. A certificate of Cedar, dated as of the Closing Date, certifying that all of the representations and warranties of Cedar set forth in
Section 4.2 hereof are true and correct in all material respects as of the Closing Date.

                G. A counterpart duly executed by the Partnership of the Leasehold Assignment.

                H. A counterpart duly executed by the Partnership of the Assignment of Leases.

                I. If applicable, a counterpart duly executed by the Partnership of the Omnibus Assignment.

                J.      The Tenant Notices, duly executed by the Partnership.

                K. All applicable transfer tax forms, if any, duly executed by the Partnership.

                L. A counterpart duly executed by the Partnership of the Tower Lease.

                M. The Easement, duly executed by the Partnership and in form suitable for recording.

                N. The Right of First Refusal Agreement, duly executed by the Partnership and in form suitable for recording.

                O. Such further instruments as may be necessary to record the Deed.

                P. All documents and moneys required pursuant to the terms of the Other Agreement to be delivered by Other Agreement Buyers at the Other Agreement Closing.

                7.5 Casualty and Condemnation. If, prior to the Closing, either any portion of the Property is taken pursuant to eminent domain proceedings or condemnation or any of the improvements on the Property are damaged or destroyed by fire or other casualty, such that the casualty or taking affects in excess of ten (10%) percent of the rentable square feet of the

Property or materially adversely affects ingress to or egress from the Property (if either of such events occurs, the affect or result is a "Material Loss"), Cedar may elect in its sole discretion to (x) terminate this Agreement by notice to the Owners, or (y) proceed with the Closing. In the event of a termination of this Agreement pursuant to clause (x) of this Section 7.5, the Owners and Cedar shall promptly so notify the Escrow Agent and make written request that the Downpayment be returned to Cedar, and this Agreement, upon such return, shall be of no further force and effect, except for those provisions which expressly survive the termination of this Agreement. If (i) Cedar does not elect to terminate this Agreement pursuant to clause (x) of this Section 7.5 or (ii) a casualty or condemnation occurs which does not result in a Material Loss, any net awards or net proceeds received by the Owners in connection with a condemnation, or the net proceeds of any insurance collected by the Owners in connection with a casualty and not previously applied to restoration, shall be paid at the Closing by the Owners to the Partnership (and the Owners shall not receive any capital account credit on account thereof) and shall be applied only towards the cost or repairs or rebuilding required by such condemnation or casualty.

                                  ARTICLE VIII
                           Prorations and Adjustments

        8.1 Prior to Closing, the Owners and Cedar shall prepare a schedule of (i) those expenses that shall have been paid by the Owners prior to the Closing Date but are attributable to a period from and after the Closing Date (the "Prepaid Expenses"), and (ii) those revenues that shall have been received by the Owners prior to the Closing Date but are attributable to a period from and after the Closing Date (the "Prepaid Revenues").

        8.2 To the extent that the Prepaid Expenses shall exceed the Prepaid Revenues (such excess, the "Prepaid Expense Excess"), (i) at Closing Cedar shall pay to the Owners an amount equal to the Prepaid Expense Excess, and (ii) Cedar shall be deemed to have made a capital contribution to the Partnership (the "Closing Adjustment Capital Contribution") equal to the amount of the Prepaid Expense Excess.

        8.3 To the extent that the Prepaid Revenues shall exceed the Prepaid Expenses, such excess shall be contributed by the Owners to the Partnership, and the Owners shall not receive capital account credit on account thereof.

        8.4 The following prorations and adjustments shall be made between the parties as of 11:59 p.m. on the day preceding the Closing Date (the "Proration Date") on the basis of the actual number of days elapsed over the applicable period:

                A.      (i)     All fixed rents under Leases which are collected
on or prior to the Proration Date in respect of the month (or other applicable collection period) in which the Closing occurs (the "Current Month"), shall be adjusted on a per diem basis based upon the number of days in the Current Month prior to the Proration Date and the number of days in the Current Month on and after the Proration Date. Any such rents that are allocable to the period from and after the Proration Date shall be deemed to be Prepaid Revenues.

                        (ii) If, on the Proration Date, any fixed rents are past due by any Tenant, and provided the Owners have delivered to Cedar, in reasonable detail, a breakdown of all such past due amounts as of the Proration Date, Cedar agrees that the first moneys received by the Partnership from each such Tenant shall be disbursed as follows:

                                (1)     first, such moneys shall be applied to
fixed rents in respect of the Current Month, it being agreed that one hundred percent (100%) of the fixed rent that is attributable to the portion of the Current Month prior to the Proration Date shall be paid to the Owners and the balance shall be retained by the Partnership;

                                (2)     second, to the Partnership until all
fixed rents owing by all such Tenants for any period after the Current Month through the month in which payment is received have been paid in full;

                                (3)     third, to the Owners until all fixed
rents owing by all such Tenants for periods prior to the Current Month have been paid in full; and

                                (4)     fourth, the balance, if any, shall be
paid to the Partnership.

        Each party agrees to remit reasonably promptly to the other the amount of such rents to which such party is so entitled and to account to the other party monthly in respect of same. The fixed rents received by the Partnership after the Proration Date shall be apportioned and remitted, if applicable, as hereinabove provided.

                        (iii) If the Proration Date shall occur prior to the time when any rental payments for fuel pass-alongs, so-called escalation rent or charges based upon real estate taxes, operating expenses, labor costs, cost of living increases, electrical charges, water and sewer charges or like items (collectively, "Overage Rent") are payable, then such Overage Rent for the applicable accounting period in which the Proration Date occurs shall be apportioned subsequent to the Closing, based upon the portion of such accounting period which occurs prior to the Proration Date (to the extent not theretofore collected by the Partnership, on account of such Overage Rent prior to the Proration Date), it being agreed that one hundred percent (100%) of the Overage Rent that is attributable to the portion of such accounting period that shall occur prior to the Proration Date shall be paid to the Owners and the balance shall be retained by the Partnership. In addition, the Partnership shall pay to the Owners one hundred percent (100%) of all Overage Rent that is paid subsequent to the Proration Date with respect to an accounting period which expired prior to the Proration Date, within thirty (30) days after receipt thereof by the Partnership. If, prior to the Closing, the Owners shall collect any sums on account of Overage Rent or fixed rent for a year or other period, or any portion of such year or other period, beginning prior to but ending on or after the Proration Date, the portion of such sum allocable to the period from and after the Proration Date shall be deemed to be a Prepaid Revenue.

                        (iv) Overage Rent payable by Tenants based on an estimated amount and subject to adjustment or reconciliation pursuant to the related Leases subsequent to the Proration Date shall be apportioned as provided in subsection (iii) above and shall be reapportioned as and when the applicable Tenant's actual obligation for such Overage Rent is reconciled pursuant to the applicable Lease.

                        (v) One Hundred Fifty Thousand ($150,000) Dollars on account of percentage rent owing by UA Theatres shall be deemed to be a Prepaid Expense and the Owners shall be entitled to a credit on account thereof at Closing, subject to adjustment or reconciliation subsequent to the Proration Date when such Tenant's actual obligation for such percentage rent is reconciled pursuant to the terms of such Tenant's Lease.

                        (vi) Without duplication of any adjustment made pursuant to Section 8.4(A)(i) above, all prepaid fixed rent and Overage Rent that shall be received by the Owners as of the Proration Date for periods on and after the Proration Date shall be deemed to be Prepaid Revenues.

                B. All real estate taxes, BID taxes, unmetered water and sewer charges, elevator inspection fees, pest control charges and vault charges, if any, and any and all other municipal or governmental assessments of any and every nature levied or imposed upon the Property (collectively, "Taxes") in respect of the current fiscal year of the applicable taxing authority in which the Closing occurs (the "Current Tax Year") (other than real estate taxes, water and sewer charges and any other municipal or governmental assessments payable by any Tenant directly to the taxing authority under any Lease), shall be allocated on a per diem basis based upon the number of days in the Current Tax Year prior to the Proration Date and the number of days in the Current Tax Year on and after the Proration Date. If, as of the Proration Date, Taxes for the Current Tax Year shall not have been paid with respect to the period prior to the Proration Date, the amount equal to the unpaid Taxes for the period prior to the Proration Date shall be paid by the Owners to the Partnership at the Closing, but the Owners shall not receive any capital account credit on account thereof. If, as of the Proration Date, Taxes with respect to any period from and after the Proration Date shall have been paid, the amount equal to the prepaid Taxes shall be deemed to be a Prepaid Expense. If the Closing shall occur before the tax rate for the Current Tax Year is fixed, the apportionment of Taxes shall be upon the basis of the tax rate for the next preceding fiscal period applied to the latest assessed valuation. Promptly after the new tax rate is fixed for the fiscal period in which the Closing takes place, the apportionment of Taxes shall be recomputed. In the event that any assessments levied or imposed upon the Property are payable in installments, the installment for the Current Tax Year shall be prorated in the manner set forth above.

                C. All charges and fees due under contracts, that are not being terminated at the Closing, for the supply to the Property of heat, steam, electric power, gas and light and telephone (collectively, "Charges"), if any, in respect of the billing period of the related service provider in which the Closing occurs (the "Current Billing Period") shall be allocated on a per diem basis based upon the number of days in the Current Billing Period prior to the Proration Date and the number of days in the Current Billing Period on and after the Proration Date and assuming that all charges are incurred uniformly during the Current Billing Period. If, as of the Proration Date, Charges for the Current Billing Period shall not have been paid with respect to the period prior to the Proration Date, the amount equal to the unpaid Charges for the period prior to the Proration Date shall be paid by the Owners to the Partnership at the Closing, but the Owners shall not receive any capital account credit on account thereof. If, as of the Proration Date, Charges with respect to any period from and after the Proration Date shall have been paid, the amount of such prepaid Charges shall be deemed to be a Prepaid Expense.

                D. Any charges or fees for transferable licenses and permits relating to the Property (but without duplication of items apportioned pursuant to any other provision of this

Article VIII) (collectively, "Permit Charges") in respect of the Current Billing Period shall be allocated on a per diem basis based upon the number of days in the Current Billing Period prior to the Proration Date and the number of days in the Current Billing Period on and after the Proration Date and assuming that all charges are incurred uniformly during the Current Billing Period. If, as of the Proration Date, Permit Charges for the Current Billing Period shall not have been paid with respect to the period prior to the Proration Date, the unpaid Permit Charges for the period prior to the Proration Date shall be paid by the Owners to the Partnership at the Closing, but the Owners shall not receive any capital account credit on account thereof. If on the Proration Date, Permit Charges with respect to any period from and after the Proration Date shall have been paid, the amount equal to such prepaid Permit Charges shall be deemed to be a Prepaid Expense.

                E. To the extent same are executed after the date hereof and approved by Cedar pursuant to Section 4.3 hereof, any charges payable under Service Contracts, Operating Agreements and other contracts relating to the Property (but without duplication of items apportioned pursuant to any other provision of this Article VIII) (collectively, "Service Contract Charges'), as applicable (including, without limitation, salary, bonuses, vacation and sick day allowances and pension or other benefit fund contributions), in respect of the Current Billing Period shall be allocated on a per diem basis based upon the number of days in the Current Billing Period prior to the Proration Date and the number of days in the Current Billing Period on and after the Proration Date and assuming that all charges are incurred uniformly during the Current Billing Period. If, as of the Proration Date, Service Contract Charges for the Current Billing Period shall not have been paid with respect to the period prior to the Proration Date, an amount equal to the unpaid Service Contract Charges for the period prior to the Proration Date shall be paid by the Owners to the Partnership at the Closing, but the Owners shall not receive any capital account credit on account thereof. If, as of the Proration Date, Service Contract Charges with respect to any period from and after the Proration Date shall have been paid, the amount equal to such prepaid Service Contract Charges shall be deemed to be a Prepaid Expense.

                F. If there is a fuel meter or meters on the Property (other than meters measuring consumption costs which are the obligation of any Tenants), the Owners shall endeavor to furnish a reading to a date not more than thirty (30) days prior to the Proration Date, and the unfixed meter charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. If the Owners fail or are unable to obtain such reading, the amount equal to the value of all fuel, if any, then stored at the Property shall be calculated on the basis of the Owners' last costs therefor, including sales tax, as evidenced by written statements of the fuel oil supplier(s) for the Property, which statements shall be conclusive as to quantity and cost, absent fraud. Any unpaid fuel charges attributable to the period prior to the Proration Date shall be paid by the Owners to the Partnership at the Closing, but the Owners shall not receive any capital account credit on account thereof, and the value of any prepaid fuel stored on the property shall be deemed to be a Prepaid Expense.

                G. If there is a water meter or meters on the Property (other than meters measuring consumption costs which are the obligation of any Tenants), the Owners shall endeavor to furnish a reading to a date not more than thirty (30) days prior to the Proration Date, and the unfixed meter charges and the unfixed sewer rents, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. If the Owners fail or are unable to obtain such reading, the amount of the meter charges and sewer rents shall be determined on the basis of the last readings and bills received by the Owners, and the same shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Any unpaid water or sewer charges attributable to the period prior to the Proration Date shall be paid by the Owners to the Partnership at the Closing, but the Owners shall not receive any capital account credit on account thereof.

                H. All brokerage commissions and expenses for work to be done for tenant improvements in connection with any leases entered into on or prior to the Proration Date which commissions and expenses were not paid prior to the Proration Date shall be paid by the Owners to the Partnership at the Closing, but the Owners shall not receive any capital account credit on account thereof. The foregoing shall not apply to any commissions and expenses incurred between the date of this Agreement and Closing, pursuant to Cedar's prior written consent, in connection with new Lease executed (with the prior written consent of Cedar) during the period between the date of this Agreement and the Closing, for which Cedar shall be responsible and with respect to which Cedar shall receive capital account credit.

                I. All accrued fees pursuant to the Existing Property Management Agreement shall be paid by the Owners at or prior to Closing, but the Owners shall not receive any capital account credit on account thereof.

                J. The Prepayment Fee and servicer cost associated therewith shall be paid by Cedar and Cedar shall receive capital account credit on account thereof.

                K. All security deposits held by the Owners under the Leases shall be paid by the Owners to the Partnership, but the Owners shall not receive any capital account credit on account thereof.

                L. The amount of deposits held at the time of the Closing by the Mortgagee in connection with the Mortgage Loan, including reserves for capital improvements, tenant improvements or otherwise, and/or impounds for taxes and insurance (with respect to periods after the Closing), shall be deemed to be a Prepaid Expense.

                M. Any other items customarily apportioned in connection with sales of similar property in the Commonwealth of Pennsylvania shall be so apportioned.

        8.5     Post Closing Prorations.

                8.5.1 If any of the items described in this Article VIII cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Proration Date or the date such error is discovered, as applicable. The parties shall make the appropriate adjusting payment between them within thirty
(30) days after presentment of the calculation. All books and records of the Owners which relate to the Property, and particularly to any items to be prorated or allocated under this Agreement in connection with the Closing, shall be made available to both the Owners and Cedar and their respective Consultants. Any such inspection shall be at reasonable intervals, during business hours, upon reasonable notice, and at the inspecting party's sole cost and expense.

                8.5.2 In the event that Owners shall owe money to Cedar on account of post-closing adjustments, the Owners shall within thirty (30) days after Cedar shall have delivered to the Owners a written demand indicating the amount of money owed on account of such post-closing adjustments and containing reasonable back-up documentation with respect thereto (an "Adjustment Demand"), subject to the rights of the Owners to contest such obligation, as hereinafter set forth, make such payments to Cedar. The Owners shall not receive capital account credit on account of any payment by the Owners pursuant to this Section
8.5.2. Notwithstanding the foregoing, in the event that, within five (5) Business Days after receipt of an Adjustment Demand, the Owners shall deliver written notice to Cedar disputing the accuracy of the Adjustment Demand (which notice shall contain a reasonably detailed basis for such dispute), then the Owners and Cedar shall, in good faith, attempt to promptly resolve any such dispute and, if such attempt is unsuccessful, each of the Owners and Cedar shall have the right to submit such dispute to binding arbitration in accordance with
Section 10.3.3 hereof.

                8.5.3 In the event that Cedar shall owe money to the Owners on account of post-closing adjustments, Cedar shall, within thirty days after the Owners shall have delivered to Cedar an Adjustment Demand, make such payments to the Owners. Cedar shall be entitled to capital account credit on account of any payment made by Cedar pursuant to this Section 8.5.3 hereof. Notwithstanding the foregoing, in the event that, within ten (10) Business Days after receipt of an Adjustment Demand, Cedar shall deliver written notice to the Owners disputing the accuracy of the Adjustment Demand (which notice shall contain a reasonably detailed basis for such dispute), then the Owners and Cedar shall, in good faith, attempt to promptly resolve any such dispute and, if such attempt is unsuccessful, each of the Owners and Cedar shall have the right to submit such dispute to binding arbitration in accordance with Section 10.3.3 hereof.

                8.5.4 The provisions of Section 8.5 shall survive the Closing and shall remain in full force and effect for a period of twelve (12) months after the date of the Closing, unless, within such twelve (12) month period, an Adjustment Demand shall have been delivered, in which case, liability with respect to the matters addressed in the Adjustment Demand shall survive until resolution thereof.

        8.6 Closing Costs. Cedar shall pay the title insurance premium for the Title Policy and the cost of all endorsements to the Title Policy including, without limitation, the non-imputation endorsement. The Owners and Cedar shall pay their respective legal, consulting and professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby.

        8.7 Tax Certiorari Proceedings. The Owners shall not hereafter institute any proceedings for the reduction of the assessed valuation of the Property without the prior written consent of Cedar. The net refund of taxes received in connection with any tax certiorari proceedings shall be apportioned to provide that the net refund (as hereinafter defined) of taxes for a period prior to the Proration Date shall be the property of the Owners and that any refund for any period after the Proration Date shall be the property of the Partnership. The "net refund" is the amount of the tax refund after deducting therefrom any refunds due to tenants pursuant to their leases, a pro rata share of all expenses, including counsel fees necessarily incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in the proceeding and in any other proceeding simultaneously involved in the trial or settlement. All of same shall be apportioned as of the Proration Date and the apportionment made as herein set forth.

        8.8 Transfer Tax. All transfer, stamp or other similar taxes attributable to the Contribution shall be shared equally between the Owners and Cedar and shall be paid contemporaneously with the Closing.

                                   ARTICLE IX
                                  Escrow Terms

        9.1 Depository. The Downpayment shall be held in escrow by Legal Abstract Co. ("Escrow Agent"), in a special interest bearing commercial bank account, designated as a "trust account" or an "escrow account", at Royal Bank of Pennsylvania (or its successor) located at 732 Montgomery Avenue, Narberth, PA 19072.

        9.2 Escrow Instructions. If the Closing takes place, then Escrow Agent shall deliver the Downpayment to, or upon the instructions of, the Owners at the Closing. If this Agreement is terminated in accordance with the terms hereof, then, subject to Section 9.4 hereof, Escrow Agent shall pay the Downpayment to, or upon the instructions of, the party entitled thereto in accordance with the provisions of this Agreement. If the Closing does not occur by reason of the failure of either party to comply with such party's obligations hereunder, then, subject to Section 9.4 hereof, Escrow Agent shall pay the Downpayment to, or upon the instructions of, the party entitled thereto in accordance with the provisions of this Agreement.

        9.3 Scope of Duties. The duties of Escrow Agent shall be only as herein specifically provided, and are purely ministerial in nature. Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence, as long as Escrow Agent has acted in good faith. The Owners and Cedar acknowledge that Escrow Agent is serving without compensation and solely as an accommodation to the parties hereto. Escrow Agent shall not be liable or responsible for the funds being held in escrow or for the collection of the proceeds of the check for the Downpayment or for the interest earned thereon. In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon the authenticity of any signature and the genuineness and validity of any writing received by Escrow Agent pursuant to or otherwise relating to this Agreement. Escrow Agent may assume that any Person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless (i) such modification, cancellation or rescission is in writing and signed by the Owners and Cedar, and
(ii) a copy of such modification, cancellation or rescission is delivered to Escrow Agent. Escrow Agent shall not be bound in any way by any other contract or understanding between the parties hereto, whether or not Escrow Agent has knowledge thereof or consents thereto, unless such consent is given in writing.

        9.4 Dispute. Escrow Agent is acting as a stakeholder only with respect to the Downpayment and the interest earned thereon. If a party requests disbursement of the

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

Downpayment for any reason other than the Closing having occurred, then Escrow Agent shall give written notice to the other party of such request. Such other party shall have the right to dispute the disbursement of the Downpayment to the requesting party only by delivering notice thereof to Escrow Agent (a "Dispute Notice") on or prior to the fifth (5th) day after the date when Escrow Agent gives such notice. Cedar acknowledges and agrees that Cedar shall not deliver a Dispute Notice unless (i) any of the conditions precedent to Cedar's obligation to consummate the transactions contemplated by this Agreement (as set forth in Section 7.2.1) or (ii) any of the conditions precedent to the Other Agreement Buyer's obligation to consummate the transactions contemplated by the Other Agreement (as set forth in Section 7.2.1 thereof), shall not have occurred or been satisfied. Notwithstanding anything to the contrary contained herein, Escrow Agent shall not disburse the Downpayment until the day immediately following the last day of such ten (10) day period. If there is any dispute as to whether Escrow Agent is obligated to deliver the Downpayment or as to whom said Downpayment is to be delivered, then Escrow Agent shall not make any delivery, but in such event Escrow Agent shall hold the same until Escrow Agent receives (a) notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Downpayment, or (c) a non-appealable judgment or order of a court of competent jurisdiction. If such notice is not received, or proceedings for such determination are not begun, within thirty (30) calendar days after the date set forth herein for the Closing (as the same may have been changed by agreement of the parties) and diligently continued, then Escrow Agent shall have the right to (w) hold and retain all or any part of the Downpayment until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Downpayment, together with the interest earned thereon, in an appropriate court of law, following which Escrow Agent shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the Commonwealth of Pennsylvania, or (z) interplead any of the parties in any action or proceeding which may be brought to determine the rights of the parties to all or any part of the Downpayment.

        9.5 Indemnity. The Owners and Cedar hereby agree to, jointly and severally, indemnify, defend and hold Escrow Agent harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrow Agent (including reasonable counsel fees and court costs) by reason of Escrow Agent's acting or failing to act in connection with any of the matters contemplated by this Agreement or in carrying out the terms of this Agreement, except as a result of Escrow Agent's bad faith, gross negligence or willful misconduct. This Section 9.5 shall not limit the right of Cedar and the Owners to assert claims against each other with respect to said indemnity.

        9.6 Release from Liability. Upon the disbursement of the Downpayment, together with the interest earned thereon, in accordance with this Agreement, Escrow Agent shall be relieved and released from any liability hereunder.

        9.7 Resignation. Escrow Agent may resign at anytime upon at least ten (10) days prior written notice to the parties hereto. If, prior to the effective date of such resignation, the parties hereto shall all have approved, in writing, a successor escrow agent, then upon the resignation of Escrow Agent, Escrow Agent shall deliver the Downpayment, together with the interest earned thereon, to such successor escrow agent. From and after such resignation and the delivery of the Downpayment, together with the interest earned thereon, to such successor escrow agent, Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason the parties hereto shall not approve a successor escrow agent within such period, Escrow Agent may bring any appropriate action or proceeding for leave to deposit the Downpayment, together with the interest earned thereon, with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement.

        9.8 Execution of Agreement by Escrow Agent. Escrow Agent has executed this Agreement solely to confirm that Escrow Agent has received a check (subject to collection) or a wire transfer for the Downpayment and shall hold the Downpayment in escrow, pursuant to the provisions of this Agreement.

        9.9 Loss of Downpayment. Escrow Agent shall not have any liability or obligation for loss of all or any portion of the Downpayment by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.

        9.10 Taxpayer Identification Numbers. Each the Owners and Cedar represents that its respective taxpayer identification number is as set forth on EXHIBIT W annexed hereto.

                                    ARTICLE X
                                    Remedies

        10.1 If Cedar shall default in the payment of the Balance of the Initial Funding Amount, the Owners may terminate this Agreement and retain the Downpayment. Cedar acknowledges that, if Cedar shall default under this Agreement as aforesaid, the Owners will suffer substantial adverse financial consequences as a result thereof. Accordingly, the Owners' sole and exclusive remedy against Cedar shall be the right to retain the Downpayment, as and for its sole and full and complete liquidated damages, it being agreed that the Owners' damages are difficult, if not impossible, to ascertain, and Cedar and the Owners shall have no further rights or obligations under this Agreement, except those expressly provided herein to survive the termination of this Agreement.

        10.2 If the Owners shall fail to satisfy one or more of the conditions precedent to Cedar's obligation to consummate the transactions contemplated by this Agreement (as set forth in Section 7.2.1) or if the Other Agreement Owners shall fail to satisfy one of the conditions precedent to the Other Agreement Buyer's obligations to consummate the transactions contemplated by the other Agreement (as set forth in Section 7.2.1 thereof), Cedar may elect, as its sole and exclusive remedy, to either (x) prosecute an action for specific performance of this Agreement, or (y) terminate this Agreement, in which event, Cedar shall be entitled to receive from the Escrow Agent, a return of the Downpayment, and thereupon neither party shall have any further rights or obligations under this Agreement, except with respect to those provisions provided herein to survive the termination of this Agreement. It is acknowledged and agreed that each of Cedar and the Other Agreement Buyer shall both be obligated to elect the same option as its remedy.

        10.3    Surviving Representations.

                10.3.1 In the event after the Closing, Cedar (subject to the survival periods provided in Article IV) alleges that the Owners breached a representation made in Article IV hereof that survives the Closing (a "Surviving Representation"), as indicated in a written notice delivered by Cedar to the Owners, which notice shall indicate the amount of loss, cost, expense or damage suffered by Cedar, Owners shall, subject to their rights pursuant to Section 10.3.3, promptly pay to Cedar (without any capital account credit on account thereof), the amount of the loss, cost, expense or damage (other than consequential, incidental, exemplary, or punitive damage) suffered as a result of such breach by the Owners.

                10.3.2 In the event after the Closing, the Owners (subject to the survival periods provided in Article IV) allege that Cedar shall have breached a Surviving Representation, as indicated in a written notice delivered by the Owners to Cedar, which notice shall indicate the amount of loss, cost, expense or damage suffered by the Owners as a result thereof, then, in such case, Cedar shall, subject to its rights pursuant to Section 10.3.3, promptly pay to the Owners (without any capital account credit to Cedar on account thereof), the amount of the loss, cost, expense or damage (other than consequential, incidental, exemplary, or punitive damage) suffered as a result of such breach by Cedar.

                10.3.3 In the event that, within ten (10) Business Days after receipt of notice pursuant to Sections 10.3.1 or 10.3.2 hereof, the party in receipt of such notice (the "Recipient Party") shall dispute whether such Recipient Party shall have breached a Surviving Representation, or the amount of the damage suffered by the party delivering such notice (the "Delivering Party") as a result thereof, then either the Recipient Party or the Delivering Party shall have the right to submit such dispute to binding arbitration under the Expedited Procedures provisions (Rules E-1 through E-10 in the current edition) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In cases where the parties utilize such arbitration: (i) the dispute shall be heard by three (rather than one) arbitrators in Philadelphia, Pennsylvania, (ii) all of the arbitrators on the list submitted by the AAA shall have reasonable expertise and experience with respect to the commercial real estate market in the Philadelphia, Pennsylvania area, (iii) the parties will have no right to object if the appointed arbitrators were on the list submitted by the AAA and were not objected to in accordance with Rule E-5, (iv) the arbitrators shall be selected within three (3) Business Days following submission of such dispute to arbitration, (v) the arbitrators shall render their final decision not later than three (3) Business Days after the last hearing, (vi) the first hearing shall be held within five (5) Business Days after the completion of discovery, and the last hearing shall be held within fifteen (15) Business Days after the appointment of the arbitrators, (v) any finding or determination of the arbitrators shall be deemed final and binding (except that the arbitrators shall not have the power to add to, modify or change any of the provisions of this Agreement), and (vi) the losing party in such arbitration shall pay the arbitration costs charged by AAA and/or the arbitrators.

                10.3.4 The provisions of this Section 10.3 shall survive the Closing and remain in full force and effect for a period of four (4) months after the date of the Closing, unless, within such four (4) month period, Cedar shall have delivered notice to the Owners of the existence of a mechanics' lien of the nature contemplated by this Section 10.3, in which case, the Owner's liability with respect to such lien shall survive with respect to the matters alleged in such claim until resolution thereof.

                                   ARTICLE XI
                                  Miscellaneous

        11.1 Survival. Except as expressly provided herein, all representations, warranties, covenants and agreements of Cedar and the Owners contained in this Agreement shall merge into the documents executed at Closing and shall not survive the Closing.

        11.2 Notices. Any notice required or permitted to be delivered herein shall be deemed to be delivered (a) when received by the addressee if delivered by courier service, (b) if mailed, two days after deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, (c) if sent by recognized overnight service (such as US Express Mail, Federal Express, UPS, Airborne, etc.), then one day after delivery of same to an authorized representative or agency of the said overnight service or (d) if sent by a telecopier, when transmission is received by the addressee with electronic or telephonic confirmation, in each such case addressed or telecopied to the Owners or Cedar, as the case may be, at the address or telecopy number set forth opposite the signature of such party hereto. Notifications are as follows:

TO OWNERS:             Firehouse Realty Corp.
                       River View Development Corp.
                       South River View Plaza, Inc.
                       Reed Development Associates, Inc.
                       Riverview Commons, Inc.
                       c/o Tower Investments, Inc.
                       One Reed Street
                       Philadelphia, Pennsylvania 19147
                       Attention: Mr. Bart Blatstein and Brian K. Friedman, Esq.
                       Telecopier: (215) 755-8666

with a copy to:        Mr. Robert C. Jacobs
                       1700 Walnut Street, Suite 200
                       Philadelphia, Pennsylvania 19103
                       Telecopier: (215) 545-1559

TO CEDAR:              CSC-Riverview LLC
                       44 South Bayles Avenue
                       Port Washington, New York 11050
                       Attention: Leo S. Ullman
                       Telecopier: (516) 767-6497

with a copy to:        Stroock & Stroock & Lavan LLP
                       180 Maiden Lane
                       New York, New York 10038
                       Attention: Mark A. Levy, Esq.
                       Telecopier: (212) 806-6006

TO ESCROW AGENT:       Legal Abstract Co.
                       2200 Walnut Street
                       Philadelphia, Pennsylvania 19103
                       Attention: Mr. Ellis Cook
                       Telecopier: (215) 985-1926

        11.3 Gender, Numbers. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa unless the context requires otherwise.

        11.4 Headings. The captions used in connection with the articles and sections of this Agreement are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Agreement.

        11.5 Days. Except where business days are expressly referred to, references in this Agreement to days are to calendar days, not business days. "Business Day" means any calendar day except a Saturday, Sunday or banking holiday.

        11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

        12.6. Waiver of Trial by Jury. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY ANY PARTY AGAINST ANOTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

        11.7 Holidays. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or banking holiday, then the time of such period shall be deemed extended to the next day which is not a Saturday, Sunday or banking holiday.

        11.8 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

        11.9 Severability. If any provisions of this Agreement are held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, provided that both parties may still effectively realize the complete benefit of the transaction contemplated hereby.

        11.10 Amendments. No modification or amendment of this Agreement shall be effective unless made in writing and executed by both the Owners and Cedar. In the event any approval or consent is required pursuant to any provision of this Agreement, such approval or consent shall be deemed given only if it is in writing, executed by the party whose approval or consent is required.

        11.11 Confidentiality. Neither the Owners nor Cedar shall, without the prior consent of the other party, take out any advertisement to publicize the transaction contemplated by this Agreement. Both prior to and following the Closing, each party shall keep the terms and conditions of this Agreement confidential. The foregoing shall not be interpreted as intending to prevent Cedar from disclosing the terms and conditions of this Agreement to its attorneys, prospective lenders, or accountants or from making such other disclosures as may be required by law or by the rules and regulations of any regulatory body having jurisdiction with respect to Cedar, the Partnership, or the Property or from describing the transactions contemplated by this Agreement in any registration statement submitted by any affiliate of Cedar or from filing this Agreement as an exhibit to such registration statement. The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

        11.12 Entire Agreement. This Agreement embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties. The Owners make no representations, warranties or agreements with respect to Property, except as set forth in this Agreement.

        11.13 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by the Owners to Cedar at Closing, the Owners agree to perform, execute and/or deliver or cause to be delivered, executed and/or delivered, but without any obligation to incur any additional liability or expense, on or after the Closing any and all further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby.

        11.14 Joint and Several. The liability of the Owners under this Agreement shall be joint and several.

                                   ARTICLE XII
                             Assignment of Contract

        12.1 Assignment. Cedar may assign Cedar's rights or delegate Cedar's duties under this Agreement but only to one or more entities which are majority owned and controlled by Cedar Shopping Centers, Inc. The said assignee shall assume all obligations of Cedar under this Agreement by a written instrument approved in form and substance by the Owners which approval shall not be unreasonably withheld or delayed. Except as hereinbefore set forth, this Agreement may not be assigned by Cedar.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                FIREHOUSE REALTY CORP.

                                     By:  /s/ Bart Blatstein
                                          --------------------------------------
                                          Name:    BART BLATSTEIN
                                          Title:   PRESIDENT


                                RIVER VIEW DEVELOPMENT CORP.

                                     By:  /s/ Bart Blatstein
                                          --------------------------------------
                                          Name:    BART BLATSTEIN
                                          Title:   PRESIDENT


                                SOUTH RIVER VIEW PLAZA, INC.

                                     By:  /s/ Bart Blatstein
                                          --------------------------------------
                                          Name:    BART BLATSTEIN
                                          Title:   PRESIDENT


                                REED DEVELOPMENT ASSOCIATES, INC.

                                     By:  /s/ Bart Blatstein
                                          --------------------------------------
                                          Name:    BART BLATSTEIN
                                          Title:   PRESIDENT


                                RIVERVIEW COMMONS, INC.

                                     By:  /s/ Bart Blatstein
                                          --------------------------------------
                                          Name:    BART BLATSTEIN
                                          Title:   PRESIDENT

                     CSC-RIVEWVIEW LLC

                     By:  CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., ITS MEMBER

                          By:  CEDAR SHOPPING CENTERS, INC., ITS GENERAL PARTNER

                               By:  /s/ Leo S. Ullman
                                    --------------------------------------------
                                    Name:    Leo S. Ullman
                                    Title:   President


                     ESCROW AGENT (and to acknowledge agreement with Article IX)
                     LEGAL ABSTRACT CO.

                               By:  /s/ Ellis Cook
                                    --------------------------------------------
                                    Name:    Ellis Cook
                                    Title:   V.P.